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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareowners of Honeywell International Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 6, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 20, 2003 relating to the financial statements of the Honeywell Savings and Ownership Plan II (the "Plan"), which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 2, 2003